UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2010

Commission File Number 1-5571

RADIOSHACK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	75-1047710
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203,
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 24, 2010, RadioShack Corporation (the “Company”) held its Annual Meeting of Shareholders at the Fairmont Miramar Hotel in Santa Monica, California.  At the meeting shareholders elected the seven (7) directors listed below to serve for the ensuing year.

NAME OF DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Frank J. Belatti	85,095,477	16,400,315	131,566	7,677,070
Julian C. Day	97,773,431	3,698,094	155,833	7,677,070
Daniel R. Feehan	99,039,484	2,388,718	199,156	7,677,070
H. Eugene Lockhart	98,926,142	2,483,750	217,466	7,677,070
Jack L. Messman	97,932,545	3,418,117	276,696	7,677,070
Thomas G. Plaskett	97,895,692	3,587,394	144,272	7,677,070
Edwina D. Woodbury	99,196,165	2,281,823	149,370	7,677,070

The shareholders voted on one additional item at the meeting.  The following table shows the vote tabulation for shares represented at the meeting.

PROPOSAL	FOR	AGAINST	ABSTAIN

Ratification of the appointment of PricewaterhouseCoopers, LLP as independent registered public accounting firm for the Company’s 2010 fiscal year	108,170,912	1,062,139	71,377

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: May 26, 2010	/s/ James F. Gooch
James F. Gooch
Executive Vice President -
Chief Financial Officer
(Principal Financial Officer)